As filed with the Securities and Exchange Commission on March 17, 1994
                                          Registration No. 33-____________

___________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              _______________

                                  FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                              _______________

                       PYRAMID TECHNOLOGY CORPORATION
             (Exact name of issuer as specified in its charter)

           Delaware                                94-2781589
 (State of Incorporation)            (I.R.S. Employer Identification No.)

                            3860 N. First Street
                         San Jose, California 95134
                  (Address of principal executive offices)

                              _______________

                  AMENDED 1982 INCENTIVE STOCK OPTION PLAN
                AMENDED AND RESTATED DIRECTORS' OPTION PLAN
                         (Full title of the Plans)

                              _______________


                              ALLAN D. SMIRNI
                               Vice President,
                              General Counsel

                       Pyramid Technology Corporation
                            3860 N. First Street
                         San Jose, California 95134
                               (408) 428-8486
         (Name, address and telephone number of agent for service)

                              _______________







__________________________________________________________________________

__________________________________________________________________________

                      CALCULATION OF REGISTRATION FEE
__________________________________________________________________________

                                   Proposed      Proposed
Title of                            Maximum       Maximum        Amount
Securities         Amount          Offering      Aggregate         of
  to be            to be           Price per      Offering     Registration
Registered      Registered           Share*        Price*          fee
__________________________________________________________________________
Common Stock,
 $.01 par value
 to be issued
 under Amended
 1982 Incentive
 Stock Option
 Plan..........     650,000         $14.00     $9,100,000      $3,137.93


Common Stock,
 $.01 par value,
 to be issued
 under Amended and
 Restated Directors'
 Option Plan....     60,000         $14.00     $  840,000      $  289.66

   TOTAL........                               $9,940,000      $3,427.59

__________________________________________________________________________

* Estimated in accordance with Rule 457 (h) solely for the purpose of calculating the registration fee on the basis of $14.00 per share, the closing price of the Registrant's Common Stock as reported on the NASDAQ National Market System on March 14, 1994.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Information Incorporated by Reference

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also relates to the Registrant's previous Registration Statements on Form S-8
Nos. 33-3806, 33-7820, 33-13673, 33-19169, 33-17001,
33-27983,  33-40276, 33-50184, and 33-59102 in addition to
this Registration Statement.

     (b) The Company's Annual Report on Form 10-K for the year ended September 30, 1993, filed pursuant to Section 13 or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (c)  The Company's definitive proxy statement dated
December 3, 1993 filed pursuant to Section 14 of the 1934
Act.

     (d) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1993, filed pursuant to Section
13 or Section 15 (d) of the 1934 Act.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed
June 2, 1986, pursuant to Section 12 of the 1934 Act.

     (f) The description of the Company's Common Stock Rights contained in the Company's Registration Statement on Form
8-A, filed December 14, 1988, and Amendment No. 1 thereto as filed July 15, 1991, pursuant to Section 12 of the 1934 Act.

     All documents filed by the Company pursuant to Section 13
(a), 13 (c), 14 and 15 (d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 5.  Interests of Named Experts and Counsel.

     Allan D. Smirni, Vice President and General Counsel, who is rendering the opinion called for herein, owns 594 shares of the Company's common stock, and holds options to purchase
43,105 shares of the Company's common stock.

Item 8.  Exhibits.

  Exhibit Number

      4.1*   Common Stock Rights Plan, as amended and restated.

      5.1 Opinion of counsel as to legality of securities being registered.

     24.1      Consent of Independent Auditors.

     24.3      Consent of Counsel (contained in Exhibit 5.1).

     25.1      Power of Attorney (see page II-3).

________________

*  Incorporated by reference to Amendment No. 1 to Form 8-A filed
July 15, 1991.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pyramid Technology Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 17th day of March, 1994.

                              PYRAMID TECHNOLOGY CORPORATION


                              By: /s/ Allan D. Smirni
                                 Allan D. Smirni, Vice
                                 President, General Counsel







                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Lussier and Allan D. Smirni, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature               Title                      Date

/s/ Richard H. Lussier    Director, Chairman            March 17, 1994
Richard H. Lussier         and Chief Executive
                           Officer (Principal
                            Executive Officer)


/s/ John S. Chen          Director, President and       March 17, 1994
John S. Chen              Chief Operating Officer


/s/ Kent L. Robertson     Senior Vice President and     March 17, 1994
Kent L. Robertson          Chief Financial Officer


/s/ Donald E. Guinn       Director                      March 17, 1994
Donald E. Guinn


/s/ Clarence W. Spangle   Director                      March 17, 1994
Clarence W. Spangle


/s/ George D. Wells       Director                      March 17, 1994
George D. Wells

                   CONSENT OF AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1982 Incentive Stock Option Plan and Directors Option Plan of Pyramid Technology Corporation and to the incorporation by reference therein of our reports dated October 29, 1993, with respect to the consolidated financial statements of Pyramid Technology Corporation incorporated by reference in its Annual Report
(Form 10-K) for the year ended September 30, 1993 and the related financial schedules included therein, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG


Palo Alto, California
March 16, 1994

                             EXHIBIT INDEX

                                                         Sequentially
Exhibit                                                    Numbered
Number
Page

 4.1      Common Stock Rights Plan, as amended and restated    *

 5.1      Opinion of counsel as to legality of                11
          securities being registered.

24.1      Consent of Independent Auditors.                     9

24.3      Consent of Counsel (contained in Exhibit 5.1).      11

25.1      Power of Attorney (see page II-3).                   5

___________

*  Incorporated by reference to Amendment No. 1 to Form 8-A filed
July 15, 1991.

                  OPINION AND CONSENT OF COUNSEL



I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about March 17, 1994, (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 650,000 shares of Pyramid Technology Corporation Common Stock under the Amended 1982 Incentive Stock Option Plan and 60,000 shares of Pyramid Technology Corporation Common Stock under the Amended and Restated Directors' Option Plan. Such shares of Common Stock are referred to herein as the "Shares", and such plan is referred to herein as the "Plan." As counsel for Pyramid Technology Corporation, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken in connection with the issuance and sale of the shares pursuant to the Plan.

It is my opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto.


Dated:  March 17, 1994            /s/ Allan D. Smirni
                                  Allan D. Smirni, Esquire
                                  Vice President, General Counsel
                                  Pyramid Technology Corporation